Central North Airport Group SC 14D9

Exhibit 99.(a)(1)(vii)

Offer to Purchase for Cash

up to 97,527,888 Outstanding Series B Shares held by U.S. Persons,

including Series B Shares represented by American Depositary Shares

(each American Depositary Share representing eight Series B Shares)

of
GRUPO AEROPORTUARIO DEL CENTRO NORTE, S.A.B. DE C.V.

by

AERODROME INFRASTRUCTURE S.À R.L.

THE U.S. OFFER WILL COMMENCE AT 9:00 A.M., NEW YORK CITY TIME ON MAY 24, 2021 (THE “COMMENCEMENT DATE”) AND WILL EXPIRE AT 8:00 A.M., NEW YORK CITY TIME (THE “EXPIRATION TIME”) ON JUNE 22, 2021 (the “EXPIRATION DATE”), UNLESS THE U.S. OFFER IS EXTENDED.

May 24, 2021

To Our Clients:

Enclosed for your consideration is the offer to purchase, dated May 24, 2021 (the “U.S. Offer to Purchase”), in connection with the offer of Aerodrome Infrastructure S.à r.l. (“Aerodrome”), a limited liability company organized under the laws of Luxembourg, an affiliate of Servicios de Tecnología Aeroportuaria, S.A. de C.V. (“SETA”), a Mexican corporation and beneficially owned by Bagual S.à r.l. (“Bagual”), a limited liability company organized under the laws of Luxembourg, Grenadier S.à r.l. (“Grenadier”), a limited liability company organized under the laws of Luxembourg, Pequod S.à r.l. (“Pequod”), a limited liability company organized under the laws of Luxembourg, Harpoon S.à r.l. (“Harpoon”), a limited liability company organized under the laws of Luxembourg, Expanse S.à r.l. (“Expanse”), a limited liability company organized under the laws of Luxembourg, Fintech Holdings Inc. (“FH”), a corporation organized under the laws of Delaware and David Martínez (“Mr. Martínez” and, together with Aerodrome, SETA, Bagual, Grenadier, Pequod, Harpoon, Expanse and FH, the “Offerors”) to acquire up to 97,527,888 (1) outstanding Series B ordinary shares, without par value (the “Series B Shares”) of Grupo Aeroportuario del Centro Norte, S.A.B. de C.V. (“OMA”), a publicly traded corporation organized under the laws of Mexico, held by U.S. Persons, and (2) Series B Shares represented by outstanding American depositary shares (whether held or not by U.S. Persons) (each representing eight Series B Shares) (the “ADSs” and, together with the Series B Shares, the “Securities”), upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase (the “U.S. Offer”). If your ADSs are accepted for purchase in the U.S. Offer, you will receive Ps.1,096 in cash, to be paid in U.S. dollars, for each ADS so accepted. Terms used but not defined in this letter that are defined in the U.S. Offer to Purchase have the meaning given to such terms in the U.S. Offer to Purchase.

YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN SUFFICIENT TIME TO PERMIT US TO TENDER YOUR ADSs ON YOUR BEHALF BEFORE THE EXPIRATION TIME.

We hold ADSs for your account. A tender of such ADSs can be made only by us pursuant to your instructions.

We request instructions as to whether you wish us to tender any or all of the ADSs held by us for your account, upon the terms and subject to the conditions set forth in the enclosed U.S. Offer to Purchase.

Please note carefully the following:

1.       If your ADSs are accepted in the U.S. Offer, you will receive Ps.1,096 in cash , for each ADS that is accepted for purchase in the U.S. Offer to Purchase, to be paid in U.S. dollars based on the exchange rate available to the ADS Receiving Agent on the Payment Date.

2.       The U.S. Offer is being made for up to 97,527,888 outstanding Series B Shares (including Series B Shares represented by ADSs). If the Offers are oversubscribed, the Offerors will purchase Series B Shares (including Series B Shares represented by ADSs) on a pro rata basis, based on the proration procedures described in the U.S. Offer to Purchase.

3.       THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 8:00 A.M. NEW YORK CITY TIME ON THE EXPIRATION DATE, UNLESS THE U.S. OFFER IS EXTENDED.

4.       Completion of the U.S. Offer is subject to certain conditions described in the section of the U.S. Offer to Purchase “The Tender Offer–Conditions of the U.S. Offer,” including the satisfaction of a Minimum Tender Condition and a Financing Condition.

5.       Tendering ADS holders who are registered ADS holders or who tender their ADSs directly to American Stock Transfer & Trust Company (the “ADS Receiving Agent”) will not be obligated to pay to us any brokerage commissions or fees, or solicitation fees,

If you wish to have us tender any or all of your ADSs, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your Instruction Form to us is enclosed. If you authorize the tender of your ADSs, all such ADSs will be tendered unless otherwise specified on the Instruction Form.

INSTRUCTION FORM

Offer to Purchase for Cash

up to 97,527,888 Outstanding Series B Shares held by U.S. Persons,

including Series B Shares represented by American Depositary Shares

(each American Depositary Share representing eight Series B Shares)

of
GRUPO AEROPORTUARIO DEL CENTRO NORTE, S.A.B. DE C.V.
at

Ps.137 per Series B Share

and

Ps.1,096 per American Depositary Share

The undersigned hereby instruct(s) you to tender to the Offerors the number of ADSs indicated below or, if no number is indicated, all ADSs held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase.

ACCOUNT NUMBER:

NUMBER OF ADSs BEING TENDERED HEREBY:	ADSs*

The method of delivery of this document is at the election and risk of the tendering ADS holder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

*       Unless otherwise indicated, it will be assumed that all ADSs held by us for your account are to be tendered.

Dated:       , 2021

(Signatures(s))
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